EXHIBIT 23.2

            Consent of Independent Registered Public Accounting Firm
            --------------------------------------------------------

     We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated October 26, 2010, which report includes an explanatory paragraph as to an uncertainty with respect to Competitive Technologies, Inc. and Subsidiaries' ("Company") ability to continue as a going concern, relating to the consolidated financial statements of the Company appearing in the Company's 2010 Form 10-K/A as of and for the year ended July 31, 2010.

                                   /s/ Mayer Hoffman McCann CPAs
                                   (The New York Practice of Mayer
                                    Hoffman McCann P.C.)


New York, New York
May 25, 2011